FORM F-4
                                  Exhibit 3.3
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                                                                   EXHIBIT 3.3


                                                                        PAGE 1


                               State of Delaware

                        Office of the Secretary of State

                          ---------------------------

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "TMM LINES LIMITED, LLC" AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF FORMATION, FILED THE FIFTEENTH DAY OF MARCH, A.D. 2001, AT 3:30 O'CLOCK P.M.

     CERTIFICATE OF MERGER, FILED THE THIRTIETH DAY OF MARCH, A.D. 2001, AT 1 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF MARCH, A.D. 2001, AT 11:59 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY.

                                     /s/ Harriet Smith Windsor
                                     _________________________________________
                                     Harriet Smith Windsor, Secretary of State
3369362 8100H                        AUTHENTICATION: 1308403
010415449                            DATE: 08-22-01


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                           CERTIFICATE OF FORMATION
                                      OF
                            TMM LINES LIMITED, LLC

     This Certificate of Formation of TMM Lines Limited, LLC (the "LLC"), dated as of March 15, 2001, is being duly executed and filed by Jon M. Gregg, as an authorized person on behalf of the LLC, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 8-101 et seq.) (the "Act").

     FIRST. The name of the limited liability company formed hereby is TMM Lines Limited, LLC.

     SECOND. The address of the registered office of the LLC in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The LLC shall be formed as of the filing of this Certificate of Formation.

     FOURTH. The LLC may engage in any activity and/or business for which limited liability companies may be formed under the Act.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                                 By: /s/ Jon M. Gregg
                                                     -------------------------
                                                     Name: Jon M. Gregg
                                                     Title: Authorized Person


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                            CERTIFICATE OF MERGER
                                   Merging
                             MEXICAN LINE LIMITED
                                With and Into
                            TMM LINES LIMITED, LLC
                                 Pursuant to
                Section 104 of the Companies Act 1981 of Bermuda
                                      and
         Section 18-209 of the Delaware Limited Liability Company Act


     TMM Lines Limited, LLC, a Delaware limited liability company, DOES HEREBY CERTIFY THAT:

     FIRST: The name and jurisdiction of formation or organization of each of the constituent entities in the merger are as follows:

                                             Jurisdiction of Formation
            Name                                 of Organization
            ----                             -------------------------

     Mexican Line Limited                             Bermuda

    TMM Lines Limited, LLC                            Delaware

     SECOND: An Agreement and Plan of Merger between the parties to the merger has been approved and executed by each of the constituent entities in accordance with the requirements of Section 104 of the Companies Act 1981 of Bermuda and Section 18-209 of the Delaware Limited Liability Company Act.

     THIRD: The name of the surviving limited liability company is TMM Lines Limited, LLC.

     FOURTH: The merger shall be effective at 11:59 P.M., Eastern Standard Time, on March 31, 2001.

     FIFTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving limited liability company. The address of the principal place of business of the surviving limited liability company is 401 East Jackson Street, Suite 3300, Tampa, Florida 33602.

     SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving limited liability company, on request and without cost, to any stockholder of the constituent corporation or any member of the constituent limited liability company.


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     IN WITNESS WHEREOF, TMM Lines Limited, LLC has caused this Certificate of
Merger to be duly executed as of March 22, 2001.

                                         TMM LINES LIMITED, LLC



                                         By: /s/ John W. Murray
                                             ---------------------------
                                            Name:  John W. Murray
                                            Title: President and Chief
                                                   Executive Officer


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